                               EXHIBIT 3.2

                             AMENDED BYLAWS OF
                DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC.


                                 ARTICLE I
                                MEMBERSHIP

     SECTION 1.01. ELIGIBILITY. Any natural person, firm, association, corporation business trust, partnership, Federal agency, State or political subdivision thereof, or any body politic (each hereinafter referred to as "person," "applicant," "him" or "his") shall be eligible to become a member of, and, at one or more premises owned or directly occupied or used by him, to receive telecommunications services from Dakota Cooperative Telecommunications, Inc., (hereinafter called "Cooperative"). No person shall hold more than one membership in the Cooperative.

     SECTION 1.02. APPLICATION FOR MEMBERSHIP; RENEWAL OF PRIOR APPLICATION. Application for membership-wherein the applicant shall agree to purchase telecommunications services from the Cooperative and to be bound by and to comply with all of the provisions of the Cooperative's Articles of Incorporation and Bylaws, and all rules, regulations and rate schedules established pursuant thereto, as all the same then exist or may thereafter be duly adopted or amended (the obligations embraced by such agreement being hereinafter called "membership obligations")-shall be made in writing on such form as is provided therefor by the Cooperative. With respect to any particular classification of service for which the Board of Directors shall require it, such application shall be accompanied by a supplemental contract, executed by the applicant on such form as is provided therefor by the Cooperative. The Membership application shall be accompanied by the membership fee provided for in Section 1.03 (together with any service security deposit, service connection deposit or fee, facilities extension deposit, or contribution in aid of construction that may be required by the Cooperative), which fee (and such service security deposit, service connection deposit or fee, facilities extension deposit, or contribution in aid of construction, if any) shall be refunded in the event the application is by Board resolution denied. Any former member of the Cooperative may, by the sole act of paying a new membership fee and any outstanding account plus accrued interest thereon at the South Dakota legal rate on judgements in effect when such account first became overdue, compounded annually (together with any service security deposit, service connection deposit or fee, facilities extension deposit, or contribution in aid of construction that may be required by the Cooperative), renew and reactivate any prior application for membership to the same effect as though the application had been newly made on the date of such payment.

     SECTION 1.03. MEMBERSHIP FEE; SERVICE SECURITY AND FACILITIES EXTENSION DEPOSITS; CONTRIBUTION IN AID OF CONSTRUCTION. The membership fee shall be as fixed from time to time by the Board of Directors. The membership fee (together with any service security deposit, service connection deposit or fee, facilities extension deposit, contribution in aid of construction or any combination thereof, if required by the Cooperative), shall entitle the member to one service connection, and one share of common stock of the Cooperative. A service connection deposit or fee, in such amount as shall be prescribed by the Cooperative (together with a service security deposit, a facilities extension deposit or contribution in aid of construction or any combination thereof, if required by the Cooperative), shall be paid by the member of each additional service connection requested by him.

     SECTION 1.04. JOINT MEMBERSHIP. A husband and wife, by specifically so requesting in writing, may be accepted into joint membership or, if one of them is already a member, may automatically convert such membership into a joint membership. The words "member," "applicant," "person," "his" and "him," as used in these Bylaws, shall include a husband and wife applying for or holding a joint membership, unless otherwise clearly distinguished in the text; and all provisions relating to the rights, powers, terms, conditions, obligations, responsibilities and liabilities of membership, shall apply equally, severally and jointly to them. Without limiting the generality of the foregoing.

          (a) The presence at a meeting of either or both shall constitute the presence of one member and a joint waiver of notice of the meeting.

          (b) The vote of either or both shall constitute, respectively, one joint vote: PROVIDED, that if both are present but in disagreement on such vote, each shall cast only one-half (1/2) vote.

          (c) Notice to, or waiver of notice signed by, either or both shall constitute, respectively, a joint notice or waiver of notice.

          (d) Suspension or termination in any manner of either shall constitute, respectively, suspension or termination of the joint membership.

          (e) Either, but not both concurrently, shall be eligible to serve as a director of the Cooperative, but only if the person serving meets the qualifications required therefor; and

          (f) Neither will be permitted to have any additional service connections except through their one joint membership.

     SECTION 1.05. ACCEPTANCE INTO MEMBERSHIP. Upon complying with the requirements set forth in Section 1.02, any applicant shall automatically become a member on the date of his connection for telecommunications

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service: PROVIDED, that the Board of Directors may by resolution deny an application and refuse to extend service upon its determination that the applicant is not willing or is not able to satisfy and abide by the Cooperative's terms and conditions of membership or that such application should be denied for other good cause: PROVIDED FURTHER, that any person whose application for sixty (60) days or longer, has been submitted to but not approved by the Board of Directors may, by filing written request therefor with the Cooperative at least thirty (30) days prior to the next meeting of the members, have his application submitted to and approved or disapproved by the vote of the members at such meeting, at which the applicant shall be entitled to be present and be heard.

     SECTION 1.06. PURCHASE OF TELECOMMUNICATIONS SERVICES: SHARED TENANT SERVICES; APPLICATION OF PAYMENTS TO ALL ACCOUNTS. The Cooperative shall make all reasonable efforts to furnish its members with adequate and dependable telecommunications service, although it cannot and therefore does not guarantee a continuous and uninterrupted supply thereof; and each member shall pay for all telecommunications services purchased from the Cooperative, at the times, and in accordance with the rules, regulations, and rate schedules (including any monthly minimum amount that may be charged without regard to the amount of telecommunications services actually used) established by the Board of Directors and, if in effect, in accordance with the provisions of any supplemental contract that may have been entered as provided for in Section 1.02. Use of telecommunications services such as, but not limited to, shared tenant services on such premises, regardless of the source thereof, by means of facilities which shall be interconnected with Cooperative facilities, shall be subject to appropriate regulations as shall be fixed from time to time by the Cooperative. Each member shall also pay all other amounts owed by him to the Cooperative as and when they become due and payable. When the member has more than one service connection from the Cooperative, any payment by him for service from the Cooperative shall be deemed to be allocated and credited on a pro rata basis to his outstanding accounts for all such service connections, notwithstanding that the Cooperative's actual accounting procedures do not reflect such allocation and proration.

     SECTION 1.07. EXCESS PAYMENTS TO BE CREDITED AS MEMBER-FURNISHED CAPITAL. All amounts paid for telecommunications services in excess of the cost thereof shall be furnished by members as capital, and each member shall be credited with the capital so furnished as provided in Article IX of these Bylaws.

     SECTION 1.08. WIRING OF PREMISES; RESPONSIBILITY THEREFOR; RESPONSIBILITY FOR TAMPERING OR BYPASSING AND FOR DAMAGE TO COOPERATIVE PROPERTIES; EXTENT OF COOPERATIVE RESPONSIBILITY; INDEMNIFICATION. Each member shall cause all premised receiving telecommunications services pursuant to his membership to become and to remain wired in accordance with the specifications of the Cooperative. Each member shall be responsible for-and shall indemnify the Cooperative and its employees, agents and independent contractors against death, injury, loss or damage resulting from any defect in or improper use of maintenance of-such premises and all wiring and apparatuses connected thereto or used thereon. Each member shall make available to the Cooperative a suitable site, as determined by the Cooperative, whereon to place the Cooperative's physical facilities for the furnishing of telecommunications services, and shall permit the Cooperative's authorized employees, agents and independent contractors to have access thereto safely and without interference from hostile dogs or any other hostile source for bill collecting and for inspection, maintenance, replacement, relocation, repair or disconnection of such facilities at all reasonable times. As part of the consideration for such service, each member shall be the Cooperative's bailee of such facilities, and shall use his best efforts to prevent others from so doing. Each member shall also provide such protective devices to his premises of apparatuses as the Cooperative shall from time to time require in order to protect the Cooperative's physical facilities and their operation and to prevent any interference with or damage to such facilities. If such facilities are interfered with, impaired in their operation or damaged by the member, or by any other person when the member's reasonable care and surveillance should have prevented such, the member shall indemnify the Cooperative and its employees, agents and independent contractors against death, injury, loss or damage resulting therefrom, including but not limited to the Cooperative's cost of repairing, replacing or relocating any such facilities and its loss, if any, of revenues resulting from the failure or defective functioning of its equipment. The Cooperative shall, however, in accordance with its applicable service rules and regulations, indemnify the member for any overcharges from services that may result from any error occurring in the Cooperative's billing procedures. In no event shall the responsibility of the Cooperative for furnishing telecommunications services extend beyond the point of delivery.

     SECTION 1.09. MEMBER TO GRANT EASEMENTS TO COOPERATIVE. Each member shall, upon being requested so to do by the Cooperative, execute and deliver to the Cooperative grants of easement or right-of-way over, on and under such land owned or leased by or mortgaged to the member, and in accordance with such reasonable terms and conditions, as the Cooperative shall require for furnishing of telecommunications services to him for the construction, operation, maintenance, interconnection (specifically including, but not limited to, interconnection with facilities of other telecommunications companies), or relocation of the Cooperative's telecommunications facilities.


                                ARTICLE II
                   MEMBERSHIP SUSPENSION AND TERMINATION

     SECTION 2.01. SUSPENSION; REINSTATEMENT. Upon his failure, after the expiration of the initial time limit prescribed either in a specific notice

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to him or in the Cooperative's generally publicized applicable rules and regulations, to pay any amounts due the Cooperative or to cease any other noncompliance with his membership obligations, a person's membership shall automatically be suspended; and he shall not during such suspension be untitled to receive telecommunications services from the Cooperative or to cast a vote at any meeting of the members. Payment of all amounts due the Cooperative, including any additional charges required for such reinstatement, and/or cessation of any other noncompliance with his membership obligations within the final time limit provided in such notice or rules and regulations shall automatically reinstate the membership, in which event the member shall thereafter be entitled to receive telecommunications services from the Cooperative and to vote at the meetings of its members.

     SECTION 2.02. TERMINATION BY EXPULSION; RENEWED MEMBERSHIP. Upon his failure of a suspended member to be automatically reinstated to membership, as provided in Section 2.01, he may, without further notice, but only after due hearing if such is requested by him, be expelled by resolution of the Board of Directors at any subsequently held regular or special meeting of the Board. Any person so expelled may, by delivering written notice to that effect to the Cooperative at least ten (10) days prior to the next meeting of the members, appeal to and be present and heard at such meeting, which may vote approval of such expulsion or disapproval thereof, in which latter event such person's membership shall be reinstated retroactively to the date of his expulsion. After any final effective expulsion of a member, he may not again become a member except upon new application therefor duly approved as provided in Section 1.05. The Board of Directors, acting upon principles of general application in such cases, may establish such additional terms and conditions for renewed membership as it determines to be reasonably necessary to assure the applicant's compliance with all his membership obligations.

     SECTION 2.03. TERMINATION BY WITHDRAWAL OR RESIGNATION. A member may withdraw from membership upon such generally applicable conditions as the Board of Directors shall prescribe and upon either (a) ceasing to (or, with the approval of the Board of Directors, resigning his membership in favor of a new applicant who also shall) own or directly occupy or use all premises being furnished telecommunications services pursuant to his membership, or (b) except when the Board of Directors specifically waives such conditions, abandoning totally and permanently the use of telecommunications services on such premises.

     SECTION 2.04. TERMINATION BY DEATH OR CESSATION OF EXISTENCE; CONTINUATION OF MEMBERSHIP IN REMAINING OR NEW PARTNERS. Except as provided in Section 2.06, the death of an individual human member shall automatically terminate his membership. The cessation of the legal existence of any other type of member shall automatically terminate such membership: PROVIDED, that upon the dissolution for any reason of a

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partnership, such membership shall continue to be held by such remaining and/or new partner or partners as retain the listed directory number or numbers pursuant to such members in the same manner and to the same effect as though such membership had never been held by different partners:
PROVIDED FURTHER, that neither a withdrawing partner nor his estate shall be released from any debts then due the Cooperative.

     SECTION 2.05. EFFECT OF TERMINATION. Upon the termination in any manner of a person's membership, he or his estate, as the case may be, shall be entitled to refund of his membership fee (and to his service amounts due the Cooperative; but neither he nor his estate, as the case may be, shall be released from any debts or other obligations then remaining due the Cooperative. Notwithstanding the suspension or expulsion of a member, as provided for the Sections 2.01 and 2.02, such suspension or expulsion shall not, unless the Board of Directors shall expressly so elect, constitute such release of such person from his membership obligations as to entitle him to purchase from any other person any telecommunications services for use at the premises to which such service has theretofore been furnished by the Cooperative pursuant to such membership.

     SECTION 2.06. EFFECT OF DEATH, LEGAL SEPARATION OR DIVORCE UPON A JOINT MEMBERSHIP. Upon the death of either spouse of a joint membership, such membership shall continue to be held solely by the survivor, in the same manner and to the same effect as though such membership had never been joint: PROVIDED, that the estate of the deceased spouse shall not be released from any debts due the Cooperative. Upon the legal separation or divorce of the holders of a joint membership, such membership shall continue to be held solely be the one who retains the listed directory number or numbers covered by such membership in the same manner and to the same effect as though such membership had never been joint: PROVIDED, that the other spouse shall not be released from any debts due the Cooperative.

     SECTION 2.07. BOARD ACKNOWLEDGMENT OF MEMBERSHIP TERMINATION; ACCEPTANCE OF MEMBERS RETROACTIVELY. Upon the termination of a person's membership for any reason, the Board of Directors, so soon as practicable after such termination is made known to it, shall by appropriate resolution formally acknowledge such termination, effective as of the date on which the Cooperative ceased furnishing telecommunications services to such person. Upon discovery that the Cooperative has been furnishing telecommunications services to any person other than a member, it shall cease furnishing such service unless such person applies for, and the Board of Directors approves, membership retroactively to the date on which such person first began receiving such service, in which event the Cooperative, to the extent practicable, shall correct its membership and all related records accordingly.

                                ARTICLE III
                            MEETINGS OF MEMBERS

     SECTION 3.01. ANNUAL MEETING. For the purpose of electing directors, hearing and passing upon reports covering the previous fiscal year, and transacting such other business as may properly come before the meeting, the annual meeting of the members shall be held at a time, date and location in any of the counties in South Dakota within which the cooperative serves. It shall be the responsibility of the Board of Directors to make adequate plans and preparations for and to encourage member attendance at, the annual meeting. Failure to hold the annual meeting at the designated time and place shall not work a forfeiture or dissolution of the Cooperative.

     SECTION 3.02. SPECIAL MEETINGS. A special meeting of the members may be called by the President, by the Board of Directors, or by petition signed by members having at least one-fifth of the votes entitled to be cast at such meeting. It shall thereupon be the duty of the Secretary to cause notice of such meeting to be given as hereinafter provided in
Section 3.03. Such a meeting shall be held at such place in one of the counties in South Dakota within which provided in Section 3.03. Such a meeting shall be held at such place in one of the counties in South Dakota within which the Cooperative serves, on such date, not sooner than forty
(40) days after the call for such meeting is made or a petition therefor is filed, and beginning at such hour as shall be designated by him or those calling or petitioning for the same.

     SECTION 3.03. NOTICE OF MEMBER MEETINGS. Written or printed notice of the place, day and hour of the meeting and, in the case of a special meeting or of an annual meeting at which business requiring special notice is to be transacted, the purpose or purposes of the meeting shall be delivered to each member not less than ten (10) days nor more than thirty
(30) days prior to the date of the meeting, either personally or by mail, by or at the direction of the President or the Secretary (and, in the case of a special meeting, at the direction of him or those calling the meeting). Any such notice delivered by mail may be included with member service billings or as an integral part of or with the Cooperative's monthly newsletter. No matter the carrying of which, as provided by law, or by the Cooperative's Articles of Incorporation or Bylaws requires the affirmative votes of at least a majority of all the Cooperative's members, shall be acted upon at any meeting of the members unless notice of such matter shall have been contained in the notice of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the member at his address as it appears on the records of the Cooperative, with postage thereon prepaid and postmarked at least ten
(10) days prior to the meeting date. In making such computation, the date of the meeting shall not be counted. The incidental and nonintended failure of any member to receive a notice deposited in the mail addressed


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to the member at his address as shown on the Cooperative's books shall not invalidate any action which may be taken by the members at any such meeting, and the attendance in person of a member at any meeting of the members shall constitute a waiver of notice of such meeting unless such attendance shall be for the express purpose of objecting to the transaction of any business, or one or more items of business, on the ground that the meeting was not lawfully called or convened. Any member attending any meeting for the purpose of making such objection shall notify the Secretary prior to or at the beginning of the meeting of his objection.

     SECTION 3.04. QUORUM. Business may not be transacted at any meeting of the members unless there are present in person at least fifty (50) persons, or a majority of all the Cooperative's members, whichever is lesser, except that, if less than a quorum is present at any meeting, a majority of those present in person may without further notice adjourn the meeting to another time and date not less than forty (40) days later and to any place in one of the counties in South Dakota within which the Cooperative serves: PROVIDED, that the Secretary shall notify any absent members of the time, date and place of such adjourned meeting by delivering notice thereof as provided in Section 3.03. At all meetings of the members, whether a quorum be present or not, the Secretary shall annex to the meeting minutes, or incorporate therein by reference, a list of those members who were registered as present in person.

     SECTION 3.05. VOTING. Each member who is not in a status of suspension, as provided for in Section 2.01, shall be entitled to only one vote upon each matter submitted to a vote at any meeting of the members. Voting by members other than members who are natural persons shall be allowed upon the presentation to the Cooperative, prior to or upon registration at each member meeting, of satisfactory evidence entitling the person presenting the same to vote. At all meetings of the members, all questions shall be decided by a majority of the members voting thereon, except as otherwise provided by law or by the Cooperative's Articles of Incorporation or these Bylaws. Members may not cumulate their votes or vote by proxy. Voting by mail is permitted where specified by law except that voting by mail is not permitted for the election of directors.

     SECTION 3.06. CREDENTIALS AND ELECTION COMMITTEE. The Board of Directors shall, before any meeting of the members, appoint a Credentials and Election Committee. The Committee shall consist of an uneven number of Cooperative members not less than five (5) nor more than eleven (11) who are not members of the Nominating committee or existing Cooperative employees, agents, officers, directors or known candidates for director, and who are not close relatives or members of the same household thereof. In appointing the Committee, the Board shall have regard for the equitable representation of the several areas served by the Cooperative. The committee shall elect its own chairman and secretary prior to the member meeting. It shall be the responsibility of the Committee to establish or

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approve the manner of conducting member registration and any ballot or other voting, to pass upon all questions that may arise with respect to the registration of members in person, to count all ballots or other votes cast in any election or in any other matter, to rule upon the effect of any ballots or other vote irregularly or indecisively marked or cast, to rule upon all other questions that may arise relating to member voting and the election of directors (including but not limited to the validity of petitions of petitions of nomination or the qualifications of candidates and the regularity of the nomination and election of directors, and to pass upon any protest or objection filed with respect to any election or to conduct affecting the results of any election. In the event a protest or objection is filed concerning any election, such protest or objection must be filed during or within three (3) business days following the adjournment of, the meeting in which the voting is conducted. The Committee shall thereupon be reconvened, upon notice from its chairman, not less than seven
(7) days after such protest or objection is filed. The Committee shall hear such evidence; as it is presented by the protester(s) or objector(s), who may be heard in person, by council, or both, and any opposing evidence; and the Committee, by a vote of majority of those present and voting, shall, within a reasonable time but no later than thirty (30) days after such hearing, render its decision, the result of which may be to affirm the election, to change to outcome thereof, or to set it aside. The Committee may not affirmatively act on any matter unless a majority of the the committee is present. The committee's decision (as reflected by a majority of those actually present and voting) on all matters covered by the Section shall be final.

     SECTION 3.07. ORDER OF BUSINESS. The order of business at the annual meeting of the members and, insofar as practicable or desirable, at all other meetings of the members shall be essentially as follows:

          (1) Report on the number of members present in person in order to determine the existence of a quorum.

          (2) Reading of the notice of the meeting and proof of the due giving thereof, or of the waiver or waivers of notice of the meeting, as the case may be.

          (3) Reading of unapproved minutes of previous meetings of the members and the taking of necessary action thereon.

          (4) Presentation and consideration of reports of officers, directors and committees.

          (5)  Election of directors.

          (6)  Unfinished business.

          (7)  New business; and

          (8)  Adjournment.

Notwithstanding the foregoing, the Board of Directors or the members themselves may from time to time establish a different order of business for the purpose of assuring the earlier consideration of and action upon any item of business the transaction of which is necessary of desirable in advance of any other item of business: PROVIDED, that no business other than adjournment of the meeting to another time and place may be transacted until and unless the existence of quorum is first established.


                                ARTICLE IV
                                 DIRECTORS

     SECTION 4.01. NUMBER AND GENERAL POWERS. The business and affairs of the Cooperative shall be managed by a Board of not less than seven (7) nor more than eleven (11) Directors. The Board shall exercise all of the powers of the Cooperative except such as are by law or by the Cooperative's Articles of Incorporation or Bylaws conferred upon or reserved to the members.

     SECTION 4.02. QUALIFICATIONS. No person shall be eligible to become or remain a director of the Cooperative who is a close relative of an incumbent director or of an employee of the Cooperative, or is not a member in good standing of the Cooperative and receiving service therefrom at his primary residential abode. No person shall be eligible to become or remain a director of, or to hold any other position of trust in, the Cooperative who is not at least legal voting age or is in any way employed by or financially interested in a competing enterprise, or a business primarily engaged in selling telecommunications appliances, fixture or supplies to, among other, the members of the Cooperative. Upon establishment of the fact that a nominee for director lacks eligibility under this Section or as may be provided elsewhere in these Bylaws, it shall be the duty of the chairman presiding at the meeting at which such nominee would otherwise be voted upon to disqualify such nominee. Upon the establishment of the fact that any person being considered for, or already holding, a directorship or other position of trust in the Cooperative lacks eligibility under the Section, it shall be the duty of the Board of Directors to withhold such position from such person, or to cause him to be removed therefrom, as the case may be. Nothing contained in this Section shall, or shall be construed to, affect in any manner whatsoever the validity of any action taken at any meeting of the Board of Directors, unless such action is taken with respect to a matter which is affected by the provisions of this Section and in which one or more of the directors have an interest adverse to that of the Cooperative.

     SECTION 4.03. ELECTION. At each annual meeting of the members, directors shall be elected by secret written ballot by the members from

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among those members who are natural persons: PROVIDED, that when the number of nominees does not exceed the number of directors to be elected from a particular Directorate District, and if there is no objection, secret written balloting may be dispensed with in respect of that particular election and voting may be conducted in any other proper manner. Directors shall be elected by a plurality of the votes cast unless the members in advance of any balloting resolve that a majority of the votes cast shall be required to elect, and this Bylaw provision shall be drawn to the attention of the members and explained to them prior to any balloting. Drawing by lot shall resolve where necessary, any tie votes.

     SECTION 4.04. TENURE. Directors shall be so nominated and elected that one director from or with respect to each of Directorate Nos. 1, 4, 5 and 9 shall be elected for three-year terms at an annual member meeting; one director from or with respect to each of the Directorate Districts Nos. 2, 6 and 8 shall be elected for three-year terms at the next succeeding annual member meeting; and one director from or with respect to each of Directorate Districts, Nos. 3, 7 and 10 shall be elected for three-year terms at the next succeeding annual member meeting, and so forth: PROVIDED, that the terms of no two directors from the same Directorate District shall coincide. Upon their election, directors shall, subject to the provisions of these Bylaws, with respect to the removal of Directors, serve until the annual meeting of the members of the year in which their terms expire or until their successors shall have been elected and shall have qualified.
If for any reason an election of directors shall not be held at an annual meeting of the members duly fixed and called pursuant to these Bylaws, such election may be held at an adjournment of such meeting or at a subsequently held special or the next annual meeting of the members. Failure of an election for a given year shall allow the incumbents whose directorships would have been voted on to hold over only until the next member meeting at which a quorum is present.

     SECTION 4.05. DIRECTORATE DISTRICTS. The territory served by the Cooperative shall be divided into ten (10) Directorate Districts. Each District shall be represented by one director, as follows:

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
          Directorate                                   Number of
          District No.        Description               Directors
               1         Wakonda/Alsen and Beresford        1
                              South of Highway #46
               2         Gayville/Volin and Irene           1
                              South of Highway #46
               3         Eliminated                         0
               4         Eliminated                         0
               5         Flyger and Irene
                              North of Highway #46          1
               6         Hurley/Davis                       1
               7         Parker/Monroe                      1
               8         Chancellor                         1
               9         Lennox                             1
               10        Worthing and Beresford             1
                              North of Highway #46

     District boundaries are determined in accordance with maps on file at the Cooperative headquarters, and generally correspond to the like-named exchanges.

     Every year the Board of Directors, not less than ninety (90) days prior to the first date on which the annual member meeting may be scheduled pursuant to these Bylaws to be held, shall review the Districts and directories and, if determining that the Districts should be altered as to boundaries or number or that the number of District directors should be increased or reduced, so as to correct any substantially inequitable factors regarding the residences of members, the number of geographic location of Districts or the number of such directors, shall appropriately amend these Bylaws accordingly and may, after such amendments become effective, appoint any additional directors if so provided for by such amendments, and may appropriately fix their respective initial terms, not to exceed three years. The Board of Directors shall cause all such amendments and the names, addresses, and initial terms of any such newly appointed additional directors to be noticed in writing to the members not less than ten (10) days prior to the date on which the Committee on Nominations for the next annual member meeting shall first convene.

     After the date of the notice of amendments, these Bylaws shall have been effectively amended accordingly, except that such District and/or the number of District directors may also be changed by amendment of these Bylaws by the members from time to time: PROVIDED, that any change so made by action of the Board shall be in full force and effect until at least the completion of the election of directors at the annual meeting of the members first thereafter held; AND PROVIDED FURTHER, that no such amendment shall become effective so as to cause the vacancy of any director's office prior to the time his term would normally expire unless he consents thereto in writing.

     SECTION 4.06. NOMINATIONS. Any fifteen (15) or more members of the Cooperative, acting together, may make nominations in writing over their signatures, listing their nominee(s) for director(s), not less than twenty-five (25) days prior to the meeting, and the Secretary shall post such nominations at principal office of the Cooperative. The Secretary shall mail to the members with the notice of the meeting, or separately, but at least (10) days prior to the date of the meeting, a statement of the names and addresses of all nominee(s) for each Directorate District from or with respect to which one or more directors must be elected. Nominations from the floor shall not be permitted. Notwithstanding the provisions contained in the Section, failure to comply with any of such provisions shall not affect in any manner whatsoever the validity of any action taken by the Board of Directors after the election of directors.

     SECTION 4.07. VOTING FOR DIRECTORS; VALIDITY OF BOARD ACTION. In the election of directors, each member shall be entitled to cast the number of votes (but not cumulatively) which corresponds to the total number of directors to be elected, but no member may vote for more nominees than the number of directors that are to be elected from or with respect to any particular Directorate District. Ballots marked in violation of the foregoing restriction with respect to one or more Directorate Districts shall be invalid and shall not be counted with respect to such district or Districts. Notwithstanding the provisions contained in this Section, failure to comply with any of such provisions shall not affect in any manner whatsoever the validity of any action taken by the board of directors after the election of directors.

     SECTION 4.08. REMOVAL OF DIRECTORS BY MEMBERS. Any member may bring one or more charges for cause against any one or more directors and may request the removal of such director(s) by reason thereof by filing with the Secretary such charge(s) in writing together with a petition signed by not less than ten (10) percent of the total membership of the Cooperative, which petition calls for a special member meeting, the stated purpose of which shall be to hear and act on such charges and, if one or more directors are recalled, to elect their successor(s) and specify the place, time and date thereof not less than forty (40) days after filing of such petition, or which requests that the matter be acted upon at the subsequent annual member meeting if such meeting will be held no sooner than forty
(40) days after the filing of such petition. Each page of the petition shall, in the forepart thereof, state the name(s) and address(es) of the member(s) filing such charge(s), a verbatim statement of such charge(s) and the name(s) of the director(s) against whom such charge(s) is (are) being made. The petition shall be signed by each member in the same name as he is billed by the Cooperative and shall state the signatory's address as the same appears on such billings. Notice of such charge(s) verbatim, of the director(s) against whom the charge(s) have been made, of the member(s) filing the charge(s) and the purpose of the meeting shall be contained in the notice of the meeting, or separately noticed to the members not less than ten (10) days prior to the member meeting at which the matter will be acted upon: PROVIDED, that the notice shall set forth only twenty (20) of the names (in alphabetical order) of the members filing one or more charges if twenty (20) or more members file the same charge(s) against the same director(s). Such director(s) shall be informed in writing of the charges after they have been validly filed and at least twenty (20) days prior to the meeting of the members at which the charge(s) is (are) to be considered, and shall have an opportunity at the meeting to be heard in person, by witnesses, by counsel or any combination of such, and to present evidence in respect of the charge(s); and the person(s) bringing the charge(s) shall have the same opportunity, but must be heard first. The question of the removal of such director(s) shall, separately for each if more than one has been charged, be considered and voted upon at such meeting, and any vacancy created by such removal shall be filled by vote of the members at such meeting without compliance with the foregoing provisions with respect to nominations, except that nominations shall be made from the floor: PROVIDED, that the question of the removal of a director shall not be voted upon at all unless some evidence in support of the charge(s) against him shall have been presented during the meeting through oral statements, documents or otherwise. A newly elected director shall be from or with respect to the same Directorate District as with the director whose office he succeeds and shall serve the unexpired portion of the removed director's term.

     SECTION 4.09. VACANCIES. Subject to the provisions of these Bylaws with respect to the filling of vacancies caused by the removal of directors by the members, a vacancy occurring in the Board of Directors shall be filled by the Board Directors. A director thus elected shall serve out the unexpired term of the director whose office was originally vacated and until a successor is elected and qualified, PROVIDED, that such a director shall be from or with respect to the same Directorate District as was the director whose office was vacated.

     SECTION 4.10. COMPENSATION; EXPENSE. Directors shall, as determined by resolution of the Board of Directors, receive, on a per diem basis, a fixed fee, which may include insurance benefits, for attending meetings authorized by the Board of Directors. Directors shall also receive advancement or reimbursement of any travel and out-of-pocket expenses actually, necessarily and reasonably incurred in attending such meetings and performing such business. No director shall receive compensation for serving the Cooperative, unless the payment and amount of such compensation shall be specifically authorized by a vote of the members or such payment and amount shall be specifically authorized by the Board of Directors upon their certification of such as an emergency measure: PROVIDED, that a director who is also an officer of the Board, and who as such officer performs regular or periodic duties of a substantial nature for the Cooperative in its fiscal affairs, may be compensated in such amount as shall be fixed and authorized in advance of such service by the Board of Directors.

     SECTION 4.11. RULES, REGULATIONS, RATE SCHEDULES AND CONTRACTS. The Board of Directors shall have power to make, adopt, amend, abolish and promulgate such rules, regulation, rate schedules, contracts, security deposits and any other types of deposits, payment or charges, including contributions in aid of construction, not inconsistent with law or the Cooperative's Articles of Incorporation or Bylaws, as it may deem advisable for the management administration and regulation of the business and affairs of the Cooperative.

     SECTION 4.12. ACCOUNTING SYSTEM AND REPORTS. The Board of Directors shall cause to be established and maintained a complete accounting system of the Cooperative's financial operations and condition, and shall, after the close of each fiscal year, cause to be made a full, complete and independent audit of the Cooperative's accounts, books and records reflecting financial operations during, and the financial condition as of the end of, such year. A full and accurate summary of such audit reports shall be submitted to the members at or prior to the succeeding annual meeting of the members. The Board may authorize special audits, complete or partial, at any time for any specified period of time.

     SECTION 4.13. EXECUTIVE COMMITTEE. The Board of Directors may appoint an Executive Committee consisting of at least 3 of the elected officers, one of whom shall be the President or Vice President. Such committee shall not have any power with respect to either (I) powers reserved by the Board to itself, or (II) apportionment or distribution of proceeds, or (III) election of officers, or (IV) filling vacancies in the board or the Executive Committee, or (V) amendments to the Bylaws, or (VI) the employment, resignation or discharge of any Manager for this Cooperative, or (VII) calling any meeting of the members, or (VIII) meeting or acting at any time when either the Board of Directors or the members are holding a meeting; but said committee shall have all other powers of the Board of Directors.

     SECTION 4.14. "CLOSE RELATIVE" DEFINED. As used in these Bylaws, "close relative" means a person who by blood or in law, including half, foster, step and adoptive kin, is either a spouse, child, grandchild, parent, grandparent, brother or sister of the principal.

                                 ARTICLE V
                           MEETINGS OF DIRECTORS

     SECTION 5.01. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held, without notice immediately after the adjournment of the annual meeting of the members, or as soon thereafter as conveniently may be, at such site as designated by the Board in advance of the annual member meeting. A regular meeting of the Board of Directors shall also be held monthly at such date, time and place in one of the counties in South Dakota within which the Cooperative serves as the Board shall provide by resolution. Such regular monthly meeting may be held without notice other than such resolution fixing the date, time and place thereof, except when business to be transacted there at shall require special notice: PROVIDED, that any director absent from any meeting of the Board at which such a resolution initially determines or makes any change in the date, time or place of a regular meeting shall be entitled to receive written notice of such determination of change at last five (5) days prior to the next meeting of the Board: AND PROVIDED FURTHER, that, if a policy therefore is established by the Board, the President may change the date, time or place of a regular monthly meeting for good cause and upon not less than five (5) days notice thereof to all directors.

     SECTION 5.02. SPECIAL MEETINGS. Special Meetings of the Board of Directors may be called by the President, by the Board resolution, or by any three (3) directors, and it shall thereupon be the duty of the Secretary to cause notice of such meeting to be given as hereinafter provided in Section 5.03. The Board, the President, or the directors calling the meeting shall fix the date, time and place for the meeting, which shall be held in one of the counties in South Dakota within which the Cooperative serves, unless all directors consent to its being held in some other place in South Dakota or elsewhere. Special meetings, upon proper notice as otherwise provided in Section 5.03, may also be held via telephone conference call, without regard to the actual location of the directors at the time of such a telephone conference meeting, if all the directors consent thereto.

     SECTION 5.03. NOTICE OF DIRECTORS MEETINGS. Written notice of the date, time, place (or telephone conference call) and purpose or purposes of any special meeting of the Board and, when the business to be transacted there at shall require such, of any regular meeting of the Board shall be given to each director not less than five (5) days prior thereto, either personally or by mail, by or at the direction of the Secretary, by him or those calling it in case of a meeting whose date, time and place have already been fixed by Board resolution. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the director at his address as it appears on the records of the Cooperative, with first class postage thereon prepaid, and postmarked at least five (5) days prior to the meeting date. The attendance of a director at any meeting of the Board shall constitute a waiver of notice of such meeting unless such attendance shall be for the express purpose of objecting to the transaction of any business, or of one or more items of business, on the ground that the meeting shall not have been lawfully called or convened.

     SECTION 5.04. QUORUM. The presence in person of a majority of the directors in office shall be required for the transaction of business and the affirmative votes of a majority of the directors present and voting shall be required for any action to be taken: PROVIDED, that a director who by law or these Bylaws is disqualified from voting on a particular matter shall not, with respect to consideration of an action upon that matter, be counted in determining the number of directors in office or present: AND PROVIDED FURTHER, that if less than a quorum be present at a meeting, a majority of the directors present may adjourn the meeting from time to time, but shall cause the absent directors to be duly and timely notified of the date, time and place of such adjourned meeting.


                                ARTICLE VI
                          OFFICERS; MISCELLANEOUS

     SECTION 6.01. NUMBER AND TITLE. The officers of the Cooperative shall be a President, Vice President, Secretary and Treasurer, and such other officers as may from time to time be determined by the Board of Directors. The offices of Secretary and Treasurer may be held by the same person.

     SECTION 6.02. ELECTION AND TERM OF OFFICE. The four officers named in Section 6.01 shall be elected by secret written ballot, annually and without prior nomination, by and from the Board of Directors at the first meeting of the Board held after the annual meeting of the members. If the election of such officers shall not be held at such meeting, it shall be held as soon thereafter as conveniently may be. Each such officer shall hold office until the meeting of the Board first held after the next succeeding annual meeting of the members or until his successor shall have been duly elected and shall have qualified, subject to the provisions of the Bylaws with respect to the removal of directors and to the removal of officers by the Board of Directors. Any other officers may be elected by the Board from among such persons, and with such title, tenure and responsibilities and authorities, as the Board of Directors may from time to time deem advisable.

     SECTION 6.03. REMOVAL. Any officer, agent or employee elected or appointed by the Board of Directors may be removed by the Board whenever in its judgment the best interests of the Cooperative will thereby be served.

     SECTION 6.04. VACANCIES. A vacancy in any office elected or appointed by the Board of Directors shall be filled by the Board for the uexpired portion of the term.

     SECTION 6.05.  PRESIDENT.  The President shall-

          (a) Be the principal executive officer of the Cooperative and shall preside at all meetings of the Board of Directors, and, unless determined otherwise by the Board of Directors, at all meetings of the members.

          (b) Sign, with the Secretary, certificates of membership the issue of which shall have been authorized by resolution of the Board of Directors, and may sign any deeds, mortgages, deeds of trust, notes, bonds, contracts or other instruments authorized by the Board of Directors to be executed, except in cases in which the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Cooperative, or shall be required by law to be otherwise signed or executed; and

          (c) In general, perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

     SECTION 6.06. VICE PRESIDENT. In the absence of the President, or in event of his inability or refusal to act, the Vice President shall perform the duties of the President, and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President; and shall perform such other duties as from time to time may be assigned to him by the Board of Directors.

     SECTION 6.07.  SECRETARY.  The Secretary shall-

          (a) Keep, or cause to be kept, the minutes of meetings of the members and of the Board of Directors in one or more books provided for that purpose.

          (b) See that all notices are duly given in accordance with these Bylaws or as required by law.

          (c) Be custodian of the corporate records and of the seal of the Cooperative and see that the seal of the Cooperative is affixed to all certificates of membership prior to the issue thereof and to all documents the execution of which, on behalf of the Cooperative under its seal, is duly authorized in accordance with the provision of these Bylaws, or is required by law.

          (d) Keep, or cause to be kept, a register of the name and post office address of each member, which address shall be furnished to the Cooperative by such member.

          (e) Sign, with the President, certificates of membership the issue of which shall have been authorized by resolution of the Board of Directors.

          (f) Have general charge of the books of the Cooperative in which a record of the members is kept.

          (g) Keep on file at all times a complete copy of the Cooperative's Articles of Incorporation and Bylaws, together with all amendments thereto, which copies shall always be open to the inspection of any member, and, at the expense of the Cooperative, furnish a copy of such documents and of all amendments thereto upon request to any member; and

          (h) In general, perform all duties incident to the office of the Secretary and such other duties as from time to time may be assigned to him by the Board of Directors.

     SECTION 6.08.  TREASURER.  The Treasurer shall-

          (a) Have charge and custody of and be responsible for all funds and securities of the Cooperative.

          (b) Receive and give receipts for monies due and payable to the Cooperative from any source whatsoever, and deposit or invest all such monies in the name of the Cooperative in such bank or banks or in such financial institutions or securities as shall be selected in accordance with the provisions of these Bylaws; and

          (c) In general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors.

     SECTION 6.09. DELEGATION OF SECRETARY'S AND TREASURER'S RESPONSIBILITIES. Notwithstanding the duties, responsibilities and authorities of the Secretary and of the Treasurer hereinbefore provided in Sections 6.07 and 6.08, the Board of Directors by resolution may, except as otherwise limited by law, delegate, wholly or in part, the responsibility and authority for, and the regular or routine administration of, one or more of each such officer's such duties to one or more agents, other officers or employees of the Cooperative who are not directors. To the extent that the Board does so delegate with respect to any such officer, that officer as such shall be relieved from such duties, responsibilities and authorities.

     SECTION 6.10. GENERAL MANAGER; EXECUTIVE VICE PRESIDENT. The Board of Directors may appoint a General Manager, who may be, but who shall not be required to be, a member of the Cooperative, and who also may be designated Executive Vice President. Such officer shall perform such duties as the Board of Directors may from time to time require and shall have such authority as the Board of Directors may from time to time vest in him.

     SECTION 6.11. BONDS. The Board of Directors shall require the Treasurer and any other officer, agent or employee of the Cooperative charged with responsibility for the custody of any of its funds or property to give bond in such sum and with such surety as the Board of Directors shall determine. The Board of Directors in its discretion may also require any other officer, agent or employee of the Cooperative to give bond in such amount and with such surety as it shall determine. The costs of all such bonds shall be borne by the Cooperative.

     SECTION 6.12. COMPENSATION; INDEMNIFICATION. The compensation, if any, of any officer, agent or employee who is also a director or close relative of a director shall be determined as provided in Section 4.10 of these Bylaws, and the powers, duties and compensation of any other officers, agents and employees shall be fixed or a plan therefor approved by the Board of Directors. The Cooperative shall indemnify present and former directors, officers, including the General Manager (or, if so titled, the Executive Vice President) agents and employees in accordance with and to the fullest extent allowable under S.D. Codified Laws Ann.
Section 47-21-21.1: PROVIDED, the Cooperative may purchase insurance to cover such indemnification; to the extent that such insurance is purchased and covers such liabilities without regard to indemnifications by the Cooperative, the Cooperative shall not be financially obligated in any manner.

     SECTION 6.13. REPORTS. The officers of the Cooperative shall submit at each annual meeting of the members reports covering the business of the Cooperative for the previous fiscal year and showing the condition of the Cooperative at the close of such fiscal year.


                                ARTICLE VII
                      CONTRACTS, CHECKS AND DEPOSITS

     SECTION 7.01. CONTRACTS. Except as otherwise provided by law or these Bylaws, the Board of Directors may authorize any Cooperative officer, agent or employee to enter into any contract or execute and deliver any instrument in the name and on behalf of the Cooperative, and such authority may be general or confined to specific instances.

     SECTION 7.02. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, and all notes, bonds or other evidences of indebtedness, issued in the name of the Cooperative, shall be signed or countersigned by such officer, agent or employee of the Cooperative and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     SECTION 7.03. DEPOSITS; INVESTMENTS. All funds of the Cooperative shall be deposited or invested from time to time to the credit of the Cooperative in such bank or banks or in such financial securities or institutions as the Board of Directors may select.


                               ARTICLE VIII
                          MEMBERSHIP CERTIFICATES

     SECTION 8.01. CERTIFICATE OF MEMBERSHIP. Membership in the Cooperative may, if the Board so resolves be evidenced by a certificate of membership, which shall be in such form and shall contain such provisions as shall be determined by the Board of Directors contrary to, or inconsistent with, the Cooperative's Articles of Incorporation or its Bylaws. Such certificate, if authorized to be issued by the Board, shall be signed by the President and by the Secretary, and the seal shall be affixed thereto: PROVIDED, that the seal and the signatures of the President and the Secretary may be imprinted thereon by facsimile.

     SECTION 8.02. ISSUE OF MEMBERSHIP CERTIFICATES. No membership certificate shall be issued for less than the membership fee fixed by the Board of Directors nor until such membership fee, any required service security deposits, facilities extension deposits, service connection fees, or contributions in aid of construction have been fully paid.

     SECTION 8.03. LOST CERTIFICATE. In case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and such indemnity to the Cooperative as the Board of Directors may prescribe.


                                ARTICLE IX
                           NON-PROFIT OPERATION

     SECTION 9.01. INTEREST OR DIVIDENDS ON CAPITAL. The Cooperative shall at times be operated on a cooperative non-profit basis for the mutual benefit of its patrons. No interest or dividends shall be paid or payable by the Cooperative on any capital furnished by its patrons through their patronage.

     SECTION 9.02. PATRONAGE CAPITAL IN CONNECTION WITH FURNISHINGS TELECOMMUNICATIONS SERVICES. In the furnishing of telecommunications services the Cooperative's operations shall be so conducted that all patrons will, through their patronage, furnish capital for the Cooperative.

In order to induce patronage and to assure that the Cooperative will operate on a nonprofit basis, the Cooperative is obligated to account on a patronage basis to all its patrons for all amounts received and receivable from the furnishing of telecommunications services in excess of operating costs and expenses properly chargeable against the furnishing of telecommunications services. All such amounts in excess of operating costs and expenses at the moment of receipt by the Cooperative are received with the understanding that they are furnished by the patrons as capital. The Cooperative is obligated to pay by credits to a capital account for each patron all such amounts in excess of operating costs and expenses. The books and records of the Cooperative shall be set up and kept in such a manner that at the end of each fiscal year the amount of capital, if any, so furnished by each patron is clearly reflected and credited in an appropriate record to the capital account of each patron, and the Cooperative shall within a reasonable time after the close of the fiscal year notify each patron of the amount of capital so credited to his account: PROVIDED, that individual notices of such amounts furnished by each patron shall not be required if the Cooperative notifies all patrons of the aggregate amount of such excess and provides a clear explanation of how each patron may compute and determine for himself the specific amount of capital so credited to him. All such amounts credited to the capital account of a patron shall have the same status as though they had been paid to the patron in cash in pursuance of a legal obligation to do so and the patron had then furnished the Cooperative corresponding amounts for capital.

     All other amounts received by the Cooperative form its operations in excess of costs and expenses shall, insofar as permitted by law, be (a) used to offset any losses incurred during the current or any prior fiscal year and (b) to the extent not needed for that purpose, allocated to its patrons on a patronage basis, and any amount so allocated shall be included as a part of the capital credited to the accounts of patrons, as herein provided.

     In the event of dissolution or liquidation of the Cooperative, after all outstanding indebtedness of the Cooperative shall have been paid, outstanding capital credits shall be retired without priority on a pro rate basis before any payments are made on account of property rights of members: PROVIDED, that insofar as gains may at that time be distributed to all persons who were patrons during the period the asset was owned by the Cooperative in proportion to the amount of business done by such patrons during that period insofar as is practicable, as determined by the Board of Directors before any payments are made on account of property rights of members. If, at any time prior to dissolution of liquidation, the Board of Directors shall determine that the financial condition of the Cooperative will not be impaired thereby, the capital then credited to patrons' accounts may be retired in full or in part. Any such retirements of capital shall be made in order of priority according to the year in which the capital was furnished and credited, the capital furnished prior to January 1, 1984; for capital furnished after December 31, 1983, the board of directors shall determine the method, basis, priority and order of retirement, of any: PROVIDED, however, that the Board of Directors shall have the power to adopt rules providing for the separate retirement of that portion of capital credited to the accounts of patrons which corresponds to capital credited to the account of the Cooperative by an organization furnishing telecommunications services or any other service or supply to the Cooperative. Such rules shall (a) establish a method for determining the portion of such capital credited to each patron for each applicable fiscal year, (b) provide for separate identification on the Cooperative's books of such portions of capital credited to the Cooperative's patrons,
(c) provide for appropriate notifications to patrons with respect to such portions of capital credited to their accounts and (d) preclude a general retirement of such portions of capital credited to patrons for any fiscal year prior to the general retirement of other capital credited to patrons for the same year or of any capital credited to patrons for any prior fiscal year. Capital credited to the account of each patron shall be assignable only on the books of the Cooperative pursuant to written instructions from the assignor and only to successors in interest or successors in occupancy in all or a part of such patron's premises served by the Cooperative, unless the Board of Directors, acting under policies of general application, shall determine otherwise.

     Notwithstanding any other provisions of these Bylaws, the Board of Directors shall at its discretion have the power at any time upon the death of any patron who was natural person (or, if as so provided for in the preceding paragraph, upon the death of an assignee of the capital credits of a patron, which assignee was a natural person), if the legal representatives of his estate shall request in writing that the capital so crediting or assigned, as the case may be, be retired prior to the time such capital would otherwise be retired under the provisions of the Bylaws, to retire such capital immediately upon such terms and conditions as the Board of Directors, acting under policies of general application to situations of like kind, and such legal representatives, shall agree upon:
PROVIDED, however, that the Board of Directors shall determine that the financial condition of the Cooperative will not be impaired thereby.

     The Cooperative, before retiring any capital credited to any patron's account, shall deduct therefrom any amount owing by such patron to the Cooperative, together with interest thereon at the South Dakota legal rate on judgments in effect when such amount became overdue, compounded annually.

     The patrons of the Cooperative, by dealing with the Cooperative, acknowledge that the terms and provisions of the Articles of Incorporation and Bylaws shall constitute and be a contract between the Cooperative and each patron, and both the Cooperative and the patrons are bound by such contract, as fully as though each patron had individually signed a separate instrument containing such terms and provisions. The provisions of this Article of the Bylaws shall be called to the attention of each patron of the Cooperative by posting in a conspicuous place in the Cooperative's offices.

     SECTION 9.03. PATRONAGE REFUNDS IN CONNECTION WITH FURNISHING OTHER SERVICES. If the Cooperative should engage in the business of furnishing goods or services other than telecommunications services, all amounts received and receivable therefrom which are in excess of costs and expenses properly chargeable against the furnishing of such goods or services shall insofar as permitted by law, be prorated annually on a patronage basis and returned to those patrons from whom such amounts were obtained at such time and in such order of priority as the Board of Directors shall determine.


                                 ARTICLE X
                             WAIVER OF NOTICE

     Any member or director may waive, in writing, any notice of meetings required to be given by these Bylaws or any notices that may otherwise be legally required, either before or after such notice is required to be given.


                                ARTICLE XI
                   DISPOSITION AND PLEDGING OF PROPERTY:
               DISTRIBUTION OF SURPLUS ASSETS ON DISSOLUTION

     SECTION 11.01.  DISPOSITION AND PLEDGING OF PROPERTY.

          (a)  Not inconsistently with South Dakota law and subsection
     (b) hereof, the members of the Cooperative may, at a duly held meeting of the members, authorize the sale, lease, lease-sale, exchange, transfer or other disposition of all or a substantial portion of the Cooperative's property and assets by the affirmative votes of a majority of the total members of the Cooperative. However, the Board of Directors, without authorization by the members, shall have full power and authority
     (1) to borrow monies from any source and in such amount as the Board may from time to time determine, (2) to mortgage or otherwise pledge or encumber any or all of the Cooperative's property or assets as security therefor, and (3) to sell, lease, lease-sell, exchange, transfer or otherwise dispose of merchandise and property no longer necessary or useful for the operation of the Cooperative, or less than a substantial portion of the Cooperative's property and assets. "Substantial portion" means twenty (20) percent or more of the Cooperative's total assets as reflected on its books at the time of the transaction.

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
          (b) Supplementary to the first sentence of the foregoing subsection (a) and any other applicable provisions of law or these Bylaws, no sale, lease, lease-sale, exchange, transfer or other disposition of all or a substantial portion of the Cooperative's property and assets shall be authorized except in conformity with the following:

               (1) If the Board of Directors looks with favor upon any proposal for such sale, lease, lease-sale, exchange, transfer or other disposition, it shall first cause three
          (3) independent, non-affiliated appraisers, expert in such matters, to render their individual opinions as to the value of the Cooperative with respect to such a sale, lease, lease-sale, exchange, transfer or other disposition and as to any other terms and conditions which should be considered. The three (3) such appraisers shall be designated by a Circuit Court Resident Judge for the Judicial Circuit in South Dakota in which the Cooperative's headquarters are located. If such judge refuses to make such designations, they shall be made by the Board of Directors.

               (2) If the Board of Directors, after receiving such appraisals (and other terms and conditions which are submitted, if any), determine that the proposal should be submitted for consideration by the members, it shall first give every other rural telecommunications cooperative corporately sited and operating in South Dakota (which has not made such an offer for such sale, lease, lease-sale, exchange, transfer or other disposition) an opportunity to submit competing proposals. Such opportunity shall be in the form of a written notice to such rural telecommunications cooperative, which notice shall be attached to a copy of the proposal which the Cooperative has already received and copies of the respective reports of the three (3) appraisers. Such rural telecommunications cooperative shall be given not less than thirty (30) days during which to submit competing proposals, and the actual minimum period withing which proposals are to be submitted shall be stated in the written notice given to them.

               (3) If the Board then determines that favorable consideration should be given to the initial or any subsequent proposal which has been submitted to it, it shall so notify the members not less than sixty (60) days before noticing a special meeting of the members thereon or, if such be the case, the next annual member meeting, expressing in detail each of any such proposals, and shall call a


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
          special meeting of the members for consideration thereof and action thereon, which meeting shall be held not less than ten (10) days nor more than twenty-five (25) days after the giving of notice thereof to the members: PROVIDED, that consideration and action by the members may be given at the next annual member meeting if the Board so determines and if such annual meeting is held not less than ten (10) days nor more than twenty-five (25) days after the giving of notice of such meeting.

               (4) Any fifty (50) or more members, by so petitioning the Board not less than thirty (30) days prior to the date of such special or annual meeting, may cause the Cooperative, with the cost to be borne by the Cooperative, to mail to all members any opposing or alternative positions which they may have to the proposals that have been submitted or any recommendations that the Board has made.

The provisions of this subsection (b) shall not apply to a sale, lease, lease-sale, exchange, transfer or other disposition to one or more other rural telecommunications cooperatives if the substantive or actual legal effect thereof is to merge or consolidate with such other one or more rural telecommunications cooperatives.

     SECTION 11.02. DISTRIBUTION OF SURPLUS ASSETS ON DISSOLUTION.   Upon
the Cooperative's dissolution, any assets remaining after all liabilities of obligations of the Cooperative have been satisfied and discharged, including retirement of outstanding capital credits and refund of membership fees, shall, to the extent practicable as determined by the Board of Directors, not inconsistently with the provisions of the third paragraph of Section 9.02 of these Bylaws, by distributed without priority but on a patronage basis among all persons who are or have been members of the Cooperative: PROVIDED, HOWEVER, that, if in the judgment of the Board the amount of such surplus is too small to justify the expense of making such distribution, the Board may, is lieu, thereof, donate, or provide for the donation of such surplus to one or more nonprofit charitable or educational organizations that are exempt from Federal income taxation.


                                ARTICLE XII
                                FISCAL YEAR

          The Cooperative's fiscal year shall begin on the first day of the month of January of each year and end on the last day of the month of December following.





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                               ARTICLE XIII
                              RULES OF ORDER

          Parliamentary procedure at all meetings of the members, of the Board of Directors, of any committees provided for in these Bylaws and of any other committee of the members or Board of Directors which may from time to time be duly established shall be governed by the most recent edition of Robert's Rules of Order, except to the extent such procedure is otherwise determined by law or by the Cooperative's Articles of Incorporation or Bylaws.


                                 ARTICLE M
                                AMENDMENTS

          These Bylaws may be altered, amended or repealed by the affirmative vote of not less than a majority of the members present and voting at any regular or special member meeting, but only if the notice of such meeting shall have contained a copy of the proposed alteration, amendment or repeal or an accurate summary explanation thereof. The Board of Directors may make and amend any bylaws except only Articles I, II, III, IV, and XI of these Bylaws PROVIDED, that any bylaw adopted or amended by the Board of Directors shall be reported at the next regular member meeting, and PROVIDED FURTHER, that any bylaw adopted or amended by the Board of Directors shall be subject to amendment or repeal by the members.

























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